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                                                                   Exhibit 20.1



                    MONTHLY CERTIFICATE HOLDERS STATEMENT
                    MELLON BANK (DE) NATIONAL ASSOCIATION
                    MELLON BANK CREDIT CARD MASTER TRUST
                                SERIES 1995-A



    Pursuant to the Pooling and Servicing Agreement, dated as of November 21, 1995 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 1995-A Supplement (as amended and Supplemented, the "Series Supplement"), each among Citibank (South Dakota), N.A., as Sucessor
Servicer, and Transferor and the Bank of New York, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.



         MONTHLY PERIOD:                                   Jun-99

         DETERMINATION DATE:                             7/9/1999
         DISTRIBUTION DATE:                             7/15/1999
         NUMBER OF DAYS IN PERIOD:                             30
         PERIOD                                                44
            (REVOLVING = 0-48.
            CONTROLLED ACCUMULATION = 49-60)



A. ORIGINAL DEAL PARAMETERS



(a) Class A Initial Investor Interest                                         $814,625,000.00                         85.75%
(b) Class B Initial Investor Interest                                         $ 54,625,000.00                          5.75%
(c) Collateral Initial Interest                                               $ 80,750,000.00                          8.50%
                                                                              ---------------
(d) Total Initial Interest (a + b + c)                                        $950,000,000.00

(e) Required Transferor Percentage                                                     10.00%
(f) LIBOR  rate as of most recent reset day                                          4.98750%
(g) Interest rate for Collateral Interest                                            5.03577%
(h) Current Class A Certificate Rate (f. + .19)                                      5.17750%
(i) Current Class B Certificate Rate (f. + .30)                                      5.28750%
(j) Current Collateral Certificate Rate (g. +)                                       5.36519%
(k) Net Servicing Fee Rate                                                              2.00%





I. RECEIVABLES IN THE TRUST


(a) Beginning of the Period Principal Receivables                           $1,149,631,542.17
(b) Beginning of the Period Finance Charge Receivables                      $   16,933,960.88
(c) Beginning of the Period Discounted Receivables                          $            0.00
(d) Beginning of the Period Total Receivables (a + b + c)                   $1,166,565,503.05
(e) Removed Principal Receivables                                           $            0.00
(f) Removed Finance Charge Receivables                                      $            0.00
(g) Removed Total Receivables (e + f)                                       $            0.00
(h) Additional Principal Receivables                                        $            0.00
(i) Additional Finance Charge Receivables                                   $            0.00
(j) Additional Total Receivables (h + i)                                    $            0.00
(k) End of Period Principal Receivables                                     $1,134,622,953.57
(l) End of Period Finance Charge Receivables                                $   16,332,614.96
(m) End of Period Discounted Receivables                                    $            0.00
(n) End of Period Total Receivables (k + l + m)                             $1,150,955,568.53
(o) End of Period Receivables with the Interest-Back Feature                $   77,777,016.12

      (as a % of Total Receivables) (o / n)                                              6.76%

(p) Total Number of Accounts at End of Period                                         772,996
(q) Total Number of Foreign Accounts at End of Period                                   2,366

      (as a % of Total Number of Accounts (q / p)                                        0.31%




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II. INVESTED AMOUNTS AND ALLOCATION PERCENTAGES


(a) Class A Initial Investor Interest                                                    $814,625,000.00              85.75%
(b) Class B Initial Investor Interest                                                     $54,625,000.00               5.75%
(c) Collateral Initial Interest                                                           $80,750,000.00               8.50%
(d) Initial Investor Interest (a+b+c)                                                    $950,000,000.00
(e) Class A Investor Interest (a-(IX.b))                                                 $814,625,000.00              85.75%
(f) Class B Investor Interest (b-(IX.e))                                                  $54,625,000.00               5.75%
(g) Collateral Interest (c-(IX.h))                                                        $80,750,000.00               8.50%
(h) Total Investor Interest (e+f+g)                                                      $950,000,000.00
(i) Floating Allocation Percentage (h/(I.a))                                                      82.64%
(j) Class A Floating Allocation Percentage (e/h)                                                  85.75%
(k) Class B Floating Allocation Percentage (f/h)                                                   5.75%
(l) Collateral Allocation Percentage (g/h)                                                         8.50%
(m) Monthly Servicing Fee                                                                  $1,583,333.33
(n) Servicer Interchange                                                                     $791,666.67
(o) Investor Defaulted Amount (i*(IV.m))                                                   $4,115,001.30


III. TRANSFEROR INTEREST


(a) Beginning Transferor's Interest (1.a-II.h)                                           $199,631,542.17
(b) Ending Transferor's Interest (I.k-II.h)                                              $184,622,953.57
(c) Required Transferor's Interest (A.e)                                                 $115,095,556.85
(d) Minimum Aggregate Principal Receivables (II.d)                                       $950,000,000.00
(e) Excess Funding Account Balance at end of Monthly Period                                        $0.00
(f) Sum of Principal Receivables and Excess Funding Account
    at end of Monthly Period (I.k+III.e)                                               $1,134,622,953.57


IV. PERFORMANCE SUMMARY



COLLECTIONS:

(a) Collections of Principal Receivables                                                 $118,626,663.26
(b) Collections of Finance Charge Receivables (Note 1 below)                              $16,686,968.87
(c) Total Collections (a+b)                                                              $135,313,632.13

DELINQUENCIES AND LOSSES:
(d) End of the month delinquencies:

    (e) 5 days delinquent                                                                 $38,656,462.38
    (f) 30 days delinquent                                                                $12,220,169.16
    (g) 60 days delinquent                                                                 $9,388,600.94
    (h) 90 days delinquent                                                                 $6,124,471.71
    (i) 120 days delinquent                                                                $5,235,867.15
    (j) 150 days delinquent                                                                $3,721,532.86
    (k) 180+ days delinquent                                                                       $0.00

(l) Total 30+ days delinquent (f+g+h+i+j+k)                                               $36,690,641.82


(m) Gross Principal Charge-Offs during the month                                           $4,979,721.36



Note: 1 Includes interchange and amortized portion of annual membership fees.

V. ALLOCATION AND APPLICATION OF COLLECTIONS

(a) Class A Available Funds(II.i*II.j*IV.b)                                              $11,824,329.37
(b) Class A Monthly Interest (A.h*I.a*II.i*II.j/360*number of days in monthly period)     $3,514,767.45
(c) Class A Servicing Fee (A.k*II.e/12)                                                   $1,357,708.33
(d) Class A Investor Default Amount (II.i*II.j*IV.m)                                      $3,528,613.62
(e) Class A contribution to Excess Spread (a-b-c-d)                                       $3,423,239.98
(f) Class B Available Funds (II.i*II.k*IV.b)                                                $792,885.06
(g) Class B Monthly Interest (A.i*I.a*II.i*II.k/360*number of days in monthly period)       $240,691.41
(h) Class B Servicing Fee (A.k*II.f/12)                                                      $91,041.67
(i) Class B contribution to Excess Spread (f-g-h)                                           $461,151.99
(j) Collateral Available Funds (II.i*II.l*IV.b)                                           $1,172,090.96
(k) Collateral Servicing Fee [if not Mellon Bank (DE) or Bank of NY]                              $0.00
(l) Collateral Interest contribution to Excess Spread (j-k)                               $1,172,090.96
(m) Total Contributions to Excess Spread (e + i + l)                                      $5,056,482.92
(n) Class A Required Amount                                                                       $0.00
(o) Class B Investor Default Amount (II.i*II.k*IV.m)                                        $236,612.57
(p) Class B Required Amount                                                                       $0.00
(q) Collateral Monthly Interest (A.j*I.a*II.i*II.l/360*number of days in monthly period)    $361,032.31
(r) Collateral Servicing Fee [if Mellon Bank (DE) or Bank of NY] (A.k*II.g/12)              $134,583.33
(s) Collateral Default Amount (II.i*II.l*IV.m)                                              $349,775.11
(t) Reserve Account Funding Date                                                               month 46
(u) Reserve Fund Cap                                                                               0.50%
(v) Required Reserve Account Amount (t*(II.h-II.j))                                               $0.00
(w) Excess Spread Available to Mellon Bank (m-n-o-p-q-r-s-v)                              $3,974,479.60
(x) Reallocated Collateral Principal Receivables                                                  $0.00
(y) Reallocated Class B Principal Receivables                                                     $0.00



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VI. YIELD AND BASE RATE
-----------------------

BASE RATE

(The sum of Class A Monthly Interest
Class B Monthly Interest, Collateral
Monthly Interest and Investor Servicing
Fee divided by Investor Interest)

(a) Base Rate (current month)                              7.20%
(b) Base Rate (prior month)                                7.11%
(c) Base Rate (2 months prior)                             7.14%
(d) 3 Month Average Base Rate                              7.15%

GROSS PORTFOLIO YIELD
(Series 1995-A Finance Charge Collections allocable to investors/total invested amount)

(e) Gross Portfolio Yield (current month)                 17.42%
(f) Gross Portfolio Yield (prior month)                   15.80%
(g) Gross Portfolio Yield (2 months prior)                16.41%
(h) 3 Month Average Gross Portfolio Yield                 16.54%

PORTFOLIO YIELD
(Series 1995-A Finance Charge Collections allocable to investors less investor defaulted amount/total invested amount)

(i) Portfolio Yield (current month)                       12.22%
(j) Portfolio Yield (prior month)                          9.67%
(k) Portfolio Yield (2 months prior)                       9.84%
(l) 3 Month Average Portfolio Yield                       10.58%

PORTFOLIO ADJUSTED YIELD
(Portfolio Yield minus Base Rate)

(m) Portfolio Adjusted Yield (current month)               5.02%
(n) Portfolio Adjusted Yield (prior month)                 2.56%
(o) Portfolio Adjusted Yield (2 months prior)              2.70%
(p) Portfolio Adjusted Yield (3 month avg)                 3.43%

VII. PORTFOLIO PERFORMANCE RATES

(a) Gross Principal Charge-Offs (% of Total Principal
    Receivables (at beginning of month))                   5.20%
(b) Monthly Payment Rate (% of Total Receivables
    Outstanding (at beginning of month))                  11.60%
(c) Portfolio Yield to Investors (annualized)             17.42%
(d) Excess Finance Charge Collections %                    5.02%

VIII. ACCUMULATION AND PRINCIPAL FUNDING ACCOUNT

(a) Cumulative Class A principal distributed to PFA (as
    of prior distribution date)                           $ 0.00
(b) Class A Principal deposited in the PFA                $ 0.00
(c) Total Class A Principal deposited in the PFA (a+b)    $ 0.00
(d) Cumulative Class B principal distributed to PFA
    (as of prior distribution date)                       $ 0.00
(e) Class B Principal deposited in the PFA                $ 0.00
(f) Total Class B Principal deposited in the PFA (a+b)    $ 0.00
(g) Ending PFA balance (e+f)                              $ 0.00

IX. PRINCIPAL REPAYMENT
-----------------------
(a)  Class A Principal Paid (as of prior distribution dates)            $0.00
(b)  Class A Principal Payments                                         $0.00
(c)  Total Class A Principal Paid (a + b)                               $0.00
(d)  Class B Principal Paid (as of prior distribution dates)            $0.00
(e)  Class B Principal Payments                                         $0.00
(f)  Total Class B Principal Paid (d + e)                               $0.00
(g)  Collateral Principal Paid (as of prior distribution dates)         $0.00
(h)  Collateral Principal Payments                                      $0.00
(i)  Total Collateral Principal Paid (g + h)                            $0.00



                  Mellon Bank (DE) National Association, as Delegated Servicer

                  By:  /s/ Chas Haug
                      -----------------------------
                       Name:  Chas Haug
                       Title:  Senior Vice President